SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2008, Chelsea Therapeutics, Inc., the wholly owned operating subsidiary of Chelsea Therapeutics International, Ltd., entered into a lease for office space in Charlotte, North Carolina near its existing office location to serve as its new corporate headquarters. Occupancy is anticipated on or about May 15, 2008 with monthly payments beginning October 15, 2008 of approximately $19,000. The lease expires on October 15, 2013 and calls for annual rent increases of 3%. In addition, the lease provides an option to rent an additional adjacent space. The option remains in effect until November 2009 at a cost of $1,750 per month, but may be terminated sooner at the Chelsea’s discretion. A security deposit equal to four (4) months rent or approximately $76,000 was paid upon signing the lease. A copy of the lease is included as an exhibit to this report.

The operating lease for Chelsea’s current headquarters expires in June 2008.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.13	Lease Agreement dated March 7, 2008, between Lichtin/Toringdon Land, LLC and Chelsea Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: March 12, 2008	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer